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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Aurora Biosciences Corporation pertaining to the 1993 Stock Option Plan of Panvera Corporation, of our report dated January 26, 2001, except for paragraph 3 of Note 1 and Note 12, as to which the date is March 1, 2001, with respect to the financial statements of Aurora Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP


San Diego, California
April 4, 2001